REGISTRATION STATEMENT FILE NO. 333-262390

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
POST-EFFECTIVE AMENDMENT NO. 2
BRIGHTHOUSE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
06-0566090
(I.R.S. Employer Identification Number)
11225 North Community House Road, Charlotte, NC 28277
(980) 365-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Brighthouse Life Insurance Company
c/o The Corporation Trust Company
1209 Orange Street
Corporation Trust Center
Wilmington, DE 19801
(302) 658-7581
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
W. Thomas Conner
Carlton Fields
1025 Thomas Jefferson St., N.W.
Suite 400 West
Washington, DC 20007-5208
Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of the registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-262390) (the “Registration Statement”) of Brighthouse Life Insurance Company is being filed solely for the purpose of including in the Registration Statement the additions/modifications reflected in the Supplement. Part II of the Registration Statement has also been updated pursuant to the requirements of Form S-3. The Amendment does not amend any other part of the Registration Statement.

BRIGHTHOUSE LIFE INSURANCE COMPANY

SUPPLEMENT DATED May 1, 2023

To the following prospectuses dated August 4, 2022

Brighthouse Shield Level Pay PlusSM Annuity Prospectus

Brighthouse Shield Level Pay PlusSM Advisory Annuity Prospectus

For Shield Level Pay PlusSM Annuity and Shield Level Pay PlusSM Advisory Annuity Contracts Issued On or After May 1, 2023

For the Shield Level Pay PlusSM Annuity and Shield Level Pay PlusSM Advisory Annuity Contracts (the “Contracts”) referenced above issued by Brighthouse Life Insurance Company (“BLIC,” the “Company,” “we,” “our” or “us”) this supplement describes certain enhancements to the Contracts that add (1) Shield Options that come with a new rate crediting type called Step Rate Edge, (2) new 2-year Terms available with certain Shield Options, (3) the Nasdaq-100 Index® available with Shield Options, and (4) additional 1-year Terms for certain Shield Options.

This supplement should be read in conjunction with the current prospectus for your Contract, i.e. the Brighthouse Shield Level Pay PlusSM Annuity Prospectus and the Brighthouse Shield Level Pay PlusSM Advisory Annuity Prospectus, both dated August 4, 2022 (SEC File No.  333-262390), and should be retained for future reference. This supplement incorporates the respective prospectus by reference. The supplement adds certain information to the prospectus to reflect the addition of the enhancements. Unless specifically defined in this supplement, the terms used in this supplement have the same meaning as in your Contract’s prospectus. We will send you another copy of your prospectus without charge upon request. Please contact the Annuity Service Office at (888) 243-1932 or write to us at Brighthouse Life Insurance Company, Annuity Service Office, PO. Box 305075, Nashville, TN 37230-5075.

SHIELD OPTIONS

The following chart lists the Shield Options currently available under the Contract (each of which is issued with a Cap Rate unless otherwise noted as a Step Rate or Step Rate Edge) before the Annual Benefit Commencement Date.

SHIELD OPTIONS available before the Annual Benefit Commencement Date
TERM	INDEX
SHIELD 25 (up to 25% downside protection)
1 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®*
6 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®*

SUPP-SLPP-SLPPA-EDGE-0523

SHIELD OPTIONS available before the Annual Benefit Commencement Date
TERM	INDEX
SHIELD 15 (up to 15% downside protection)
1 Year

S&P 500® Index

S&P 500® Index Step Rate*

S&P 500® Index Step Rate Edge*

Russell 2000® Index
Russell 2000® Index Step Rate*
Russell 2000® Index Step Rate Edge*
MSCI EAFE Index

MSCI EAFE Index Step Rate*

MSCI EAFE Index Step Rate Edge*

Nasdaq-100 Index®*

Nasdaq-100 Index® Step Rate*

Nasdaq-100 Index® Step Rate Edge*

2 Year

S&P 500® Index Step Rate*

S&P 500® Index Step Rate Edge*

Russell 2000® Index Step Rate*
Russell 2000® Index Step Rate Edge*

MSCI EAFE Index Step Rate*
MSCI EAFE Index Step Rate Edge*

Nasdaq-100 Index® Step Rate*

Nasdaq-100 Index® Step Rate Edge*

3 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®*
6 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®*
SHIELD 10 (up to 10% downside protection)
1 Year

S&P 500® Index

S&P 500® Index Step Rate

S&P 500® Index Step Rate Edge*

Russell 2000® Index

Russell 2000® Index Step Rate
Russell 2000® Index Step Rate Edge*
MSCI EAFE Index

MSCI EAFE Index Step Edge

MSCI EAFE Index Step Rate Edge*

Nasdaq-100 Index®*

Nasdaq-100 Index® Step Rate*

Nasdaq-100 Index® Step Rate Edge*

2 Year

S&P 500® Index Step Rate*

S&P 500® Index Step Rate Edge*

Russell 2000® Index Step Rate*
Russell 2000® Index Step Rate Edge*

MSCI EAFE Index Step Rate*
MSCI EAFE Index Step Rate Edge*

Nasdaq-100 Index® Step Rate*

Nasdaq-100 Index® Step Rate Edge*

3 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®*

SHIELD OPTIONS available before the Annual Benefit Commencement Date
TERM	INDEX
6 Year	S&P 500® Index Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®*

*Shield Options not available for Contracts issued before May 1, 2023.

We are not obligated to offer any one particular Shield Option. After the Contract is issued, there will always be at least one Shield Option available although it may not be substantially similar to one of the currently available Shield Options. If we were to offer only one Shield Option, you would be limited to investing in that one Shield Option. If that Shield Option does not meet your investment objectives or financial goals, you could transfer to the Fixed Account, surrender your Contract and/or invest in another investment vehicle. If you surrender your Contract, you might incur taxes, tax penalties or other adjustments. If you invest in another investment vehicle, that investment may have different features, fees, and risks than your Contract. Index-linked annuity contracts are complex insurance and investment vehicles.

Please note, Shield Options with Step Rate Edge with higher Shield Rates tend to have lower Edge Rates than other Shield Options with Step Rate Edge that use the same Index and Term but have lower Shield Rates. For example, a Shield Option with Step Rate Edge with the S&P 500® Index, a 1-Year Term and a Shield 15 will tend to have an Edge Rate that is lower than a Shield Option with Step Rate Edge with the S&P 500® Index, a 1-Year Term and a Shield 10.

TERM

2-Year Terms are available with Shield Options with Step Rate and Step Rate Edge. Additional 1-Year Terms are available with certain Shield Options.

INDICES

Nasdaq-100 Index® is newly available with certain Shield Options.

Nasdaq-100 Index® (Price Return Index). The Nasdaq-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The Nasdaq Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. The Nasdaq-100 Index® does not include dividends declared by any of the companies in this Index.

SHIELD OPTIONS WITH STEP RATE EDGE

The Shield Options with Step Rate Edge described in this supplement are similar to the Shield Options with Step Rate described in the prospectus, except that you will receive the Edge Rate even if the Index Performance is negative, as long as the negative Index Performance is equal to or greater than the Shield Rate. With Shield Options with Step Rate Edge, as with any Shield Option you select under the Contract, there is a risk of substantial loss of your principal (unless you allocated your Purchase Payment to the Fixed Account) because you agree to absorb all losses that exceed the Shield Rate. Therefore, if a negative Index Performance for a Shield Option with Step Rate Edge exceeds the corresponding Shield Rate at the Term End Date, you will bear the portion of the loss that exceeds the Shield Rate. This means that there could be situations when a small difference in the Index Performance results in significantly different Performance Rates. For example, if Index

Performance is -9.5%, the Shield Rate is 10% and the Edge Rate is 7%, the Performance Rate will equal the Edge Rate, or 7%. On the other hand, if Index Performance is -10.5% and the Shield Rate is 10%, the Performance Rate will equal -.5%.

STEP RATE EDGE CREDITING TYPE

Step Rate Edge

For Shield Options with Step Rate Edge, the Edge Rate is the rate credited at the Term End Date if the Index Performance is equal to or greater than the Shield Rate. Step Rate Edge therefore, provides you with the opportunity to receive the Edge Rate even when Index Performance is negative, so long as Index Performance is equal to or greater than the Shield Rate. For example, a 3% Index Performance with a 7% Edge Rate and a 10% Shield Rate will result in a 7% Performance Rate, or, a -10% Index Performance with a 7% Edge Rate and a 10% Shield Rate will result in a 7% Performance Rate. The Edge Rate is measured from the Term Start Date to the Term End Date, and the full Edge Rate only applies if you hold the Shield Option until the Term End Date. The Edge Rate may vary between Shield Options and it is not an annual rate. For renewals into the same Shield Option a new Edge Rate is declared for each subsequent Term, and such rate will not be less than the minimum guaranteed Edge Rate(s) stated in your Contract, but will not be less than 1.5%.

You should keep in mind that unlike Shield Options with a Cap Rate or Step Rate, with a Shield Option with Step Rate Edge you will receive a positive Performance Rate equal to the Edge Rate even if Index Performance is negative, so long as such negative Index Performance does not exceed the Shield Rate.

In deciding whether to purchase a Shield Option with a Cap Rate versus a Step Rate or Step Rate Edge, you should consider the following:

1.

Step Rates and Edge Rates are generally lower than Cap Rates. For example, if Index Performance is equal to or greater than zero but less than the Step Rate, and you chose a Cap Rate for your Shield Option, your Performance Rate Adjustment will be lower than it otherwise would be had you chosen a Step Rate.

2.

Similarly, if Index Performance is equal to or greater than the Shield Rate but less than the Edge Rate, and you chose a Cap Rate for your Shield Option, your Performance Rate Adjustment will be lower than it otherwise would be had you chosen an Edge Rate.

3.

Alternatively, if Index Performance is positive and exceeds the Step Rate, and you chose a Step Rate for your Shield Option, your Performance Rate Adjustment will be lower than it otherwise would be had you chosen a Cap Rate. For example, if you chose a Shield Option with a 10% Cap Rate and there is a 15% Index Performance, your Performance Rate is 10%; however, if instead you were to choose a Shield Option with an 8% Step Rate, your Performance Rate would instead be 8%.

4.

Similarly, if the Index is equal to or greater than the Shield Rate and exceeds the Edge Rate, and you chose an Edge Rate for your Shield Option, your Performance Rate Adjustment will be lower than it otherwise would be had you chosen a Cap Rate. For example, if you chose a Shield Option with a 10% Cap Rate and there is a 15% Index Performance, your Performance Rate is 10%; however, if instead you were to choose a Shield Option with an 7% Edge Rate, your Performance Rate would instead be 7%.

In deciding whether to purchase a Shield Option with a Step Rate versus Step Rate Edge, you should consider that Edge Rates are generally lower than Step Rates, but Edge Rates are applicable when Index Performance is equal to or greater than the Shield Rate whereas Step Rates are applicable only when Index Performance is equal to or greater than zero. For example, if you chose an Edge Rate of 7% and Index Performance is equal to or greater than the Shield Rate but less than zero, your Performance Rate would be 7%. On the other hand, if you chose a Step Rate of 8% and Index Performance is equal to or greater than the Shield Rate but less than zero, your Performance Rate would be 0% even though the Step Rate is higher than the Edge Rate. Conversely, if you chose an Edge Rate of 7% and Index Performance is equal to or greater than zero, your Performance Rate would be 7% whereas if you had chosen a Step Rate of 8%, your Performance Rate would be 8% rather than 7%.

There are two ways you may find out what the renewal Edge Rate will be for a subsequent Term. Thirty (30) days before the current Term expires, we will mail you a Notice indicating your maturing Shield Options and how you can obtain the new Cap Rates, Step Rates and Edge Rates. You may also access our website at https://www.brighthousefinancial.com/products/annuities/shield-annuities/shield-rates/renewal-rates/ where at least two months of renewal Cap Rates, Step Rates and Edge Rates are posted – i.e., for the current month and the following month. At the Term End Date, the Investment Amount will automatically be renewed into the same Shield Option, with the new Edge Rate, unless you elect to transfer such amount into a different Shield Option(s) or the Fixed Account.

INVESTMENT AMOUNT CALCULATION WITH STEP RATE EDGE

The Investment Amount for each Shield Option is equal to the Investment Amount at the Term Start Date, reduced proportionately for any withdrawals (including withdrawals to pay for advisory fees in the case of Shield Level Pay PlusSM Advisory Annuity), Rider Charge deductions or adjustments by the same percentage that the withdrawal, Rider Charge and adjustments reduces the Interim Value attributable to that Shield Option, adjusted by the Performance Rate at Term End Date. The remaining Investment Amount after a withdrawal will be used as the new Investment Amount for the Term until the Term End Date for that Shield Option, or the next Interim Value calculation. We apply the Performance Rate Adjustment to your Investment Amount on the Term End Date.

The Performance Rate for Shield Options with Step Rate Edge can be positive or negative and is determined as follows:

Shield Option type:	If Index Performance (can be positive, zero or negative) is:	Performance Rate will equal:

Shield Options with Step Rate Edge	less than zero and exceeds the Shield Rate	Index Performance increased by the Shield Rate (For example: a -15% Index Performance with a Shield 10 will result in a -5% Performance Rate.)

	less than zero but does not exceed the Shield Rate	the Edge Rate

	zero or positive	the Edge Rate

Calculating your Investment Amount on a Term End Date

The following example describes how a Shield Option with Step Rate Edge works. The example is intended to show how the Investment Amount on a Term End Date is calculated with Step Rate Edge. It is designed to illustrate similar principles to those illustrated in “Examples 1.1A – Shield Option with Cap Rate,” and “1.1B – Shield Option with Step Rate” in the prospectus. The following example should not be considered a representation of past or future performance for any Shield Option. Actual performance may be greater or less than those shown in the example. Similarly, the Index Values in the example are not an estimate or guarantee of future Index Performance. The Edge Rates shown in the following example are for illustrative purposes only and may not reflect actual declared rates. Values are rounded for display purposes only.

The example assumes that Owner 1 allocates $50,000 Purchase Payment into a 1-Year Term/ Shield 10/ S&P 500® Index/Edge Rate of 7% and she allows her allocation to renew year to year for five years. For purposes of this example, assume no deductions for the Rider Charge, no withdrawals are made during the five-year example period, and the Edge Rate stays at 7% for all five years. If a withdrawal were made before the Term End Date, we would calculate an Interim Value and consequently, the Investment Amount for the Term would be adjusted accordingly.

Shield Option with Step Rate Edge:

Owner 1 allocates her $50,000 Purchase Payment into a 1-Year Term / Shield 10 / S&P 500® Index with an Edge Rate of 7% and lets it renew year after year for five years. The following example illustrates how her initial $50,000 Purchase Payment could perform over a five-year period given fluctuating Index Values. For renewals into the same Shield Option a new Edge Rate would be declared and go into effect on the Contract Anniversary that coincides with the beginning of the new Shield Option.

Contract Year	1	2	3	4	5
Term Start Date
Investment Amount(1)	$50,000	$53,500	$57,245	$61,252	$65,540
Index Value	1,000	1,050	1,260	1,260	1,134
Term End Date
Index Value	1,050	1,260	1,260	1,134	964
Index Performance(2)	5%	20%	0%	-10%	-15%
Edge Rate	7%	7%	7%	7%	7%
Shield Rate	10%	10%	10%	10%	10%
Performance Rate (one year)(3)	7%	7%	7%	7%	-5%
Performance Rate Adjustment(4)	$3,500	$3,745	$4,007	$4,288	-$3,277
Investment Amount(5)	$53,500	$57,245	$61,252	$65,540	$62,263

The following notes to the table above provide important calculations showing how certain values are determined.

(1)

The Investment Amount at Term Start Date in year one is the $50,000 Purchase Payment. In years two through five, the Investment Amount at the Term Start Date would be $53,500, $57,245, $61,252 and $65,540, respectively, which was the Investment Amount at the Term End Date for the prior year.

(2)	Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date. For example, in year one, Index Performance is calculated as follows:

(1,050 [Index Value at Term End Date] — 1,000 [Index Value at Term Start Date])

÷ 1,000 [Index Value at Term Start Date]) = 5%

(3)

In years one, two and three the Performance Rate is equal to the Edge Rate because the Index Performance is positive or zero. It should be noted that although Index Performance was 20% in year two, the Performance Rate is capped at 7% by Step Rate Edge. In year four the Performance Rate is 7% because the Index Performance is –10% and does not exceed the Shield 10 which absorbs up to 10% of the negative Index Performance. In year five, the Performance Rate is –5% because the Index Performance is -15% and the Shield 10 absorbs up to 10% of the negative Index Performance.

(4)

The Performance Rate Adjustment is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals or Rider Charge (there are no withdrawals or Rider Charge deductions in the example) multiplied by the Performance Rate. For example, in year one the Performance Rate Adjustment is calculated as follows:

$50,000 [Investment Amount at Term Start Date] x 7% [Performance Rate] = $3,500

(5)

The Investment Amount at the Term End Date is equal to the Investment Amount at Term Start Date adjusted for any withdrawals or Rider Charge (there are no withdrawals or Rider Charge deductions in the example) plus the Performance Rate Adjustment. For example, in year one the Investment Amount at the Term End Date is calculated as follows:

$50,000 [Investment Amount at Term Start Date] + $3,500 [Performance Rate Adjustment] = $53,500

INTERIM VALUE CALCULATION WITH STEP RATE EDGE

We calculate an Interim Value on each Business Day between the Term Start Date and prior to the Term End Date. Prior to the Term End Date, we use Interim Value to calculate the amount that is available for (1) annuitization; (2) death benefits; (3) withdrawals; or (4) surrenders. You may obtain your Interim Value on any Business Day by calling us at (888) 243-1932 or by accessing our website at www.brighthousefinancial.com. It is equal to the Investment Amount at the Term Start Date, adjusted proportionately for any withdrawals (including any withdrawals to pay for advisory fees in the case of Shield Level Pay PlusSM Advisory Annuity), and Rider Charge deductions and adjustments, in the Shield Option, adjusted for the Index Performance of the associated Index and subject to the applicable Accrued Shield Rate, or Accrued Edge Rate.

Accrued Edge Rate for Interim Value Calculation

The Accrued Edge Rate is the portion of the Edge Rate that has accrued from the Term Start Date to any day within the Term. This is the rate that will be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is equal to or greater than the Accrued Shield Rate. The Accrued Edge Rate is equal to the Edge Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term. Therefore, you receive a larger portion of the Edge Rate the closer you are to the Term End Date. For purposes of determining the Accrued Edge Rate, the total number of days in each calendar year of a Term is 365.

Performance Rate for Determination of Interim Value with Accrued Edge Rate

For Shield Option(s) with Step Rate Edge, the Performance Rate during a particular Term is the Index Performance adjusted for the applicable Accrued Shield Rate or Accrued Edge Rate.

As noted above, to calculate the Accrued Edge Rate, the Edge Rate is multiplied by the number of days elapsed since the Term Start Date and divided by the total number of days in the Term. For example, if the Edge Rate is 7% and the total number of days in the Term is 365 and 183 days have elapsed, then the Edge Rate (7%) is multiplied by 183 and divided by 365 to arrive at an Accrued Edge Rate of 3.5%.

RISK FACTORS

No ownership of the underlying securities

When you purchase the Contract and allocate your Purchase Payment to a Shield Option(s) with Step Rate Edge, you will not be investing in the Index for the Shield Options you select or in a mutual fund or exchange traded fund that also tracks the Index. Your Performance Rate Adjustment for a Shield Option with Step Rate Edge is limited by the Edge Rate, which means your Investment Amount will be lower than if you had invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index and the performance is greater than your Edge Rate.

Effect of Withdrawals, Surrender, Annuitization or Death

For Shield Option(s) with Step Rate Edge, the calculation of the Interim Value will be based on Index Performance and the applicable Accrued Shield Rate and Edge Rate as of the date of the calculation. The Shield Rates and Edge Rate accrues during the Term and only reach full accrual on the last day of a Term. If negative Index Performance is constant during the Term, the Interim Value will be lower the earlier a withdrawal is made during the Term because the Shield Rate is accruing during this period. Also, withdrawals prior to the Term End Date, when Index Performance is positive, are subject to an Accrued Edge Rate based on the period those amounts were invested in the Shield Option. This means the earlier you take a withdrawal the lesser extent to which any positive Index Performance is reflected in your Account Value due to the accruing of the Edge Rate.

Limitations on Transfers

You may make transfers between the Fixed Account and the Shield Option(s) only during the Transfer Period. You cannot make transfers outside the Transfer Period and you cannot transfer out of a current Shield Option to another Shield Option or the Fixed Account until the Term End Date of the current Shield Option and you cannot transfer out of the Fixed Account to a Shield Option until the Interest Rate Term End Date (which will not be less than one (1) year). In both cases, the amount transferred can only be transferred to new Shield Options or the Fixed Account. This may limit your ability to react to market conditions.

In addition, you should understand that for renewals into the same Shield Option, a new Edge Rate, as applicable, will be declared and will go into effect on the Contract Anniversary that coincides with the beginning of the new Shield Option.

Moreover, at the Term End Date, the Investment Amount allocated to the Shield Option that has reached its Term End Date will be automatically renewed into the same Shield Option unless you instruct us to transfer such amount into a different Shield Option(s) or the Fixed Account. You have the Transfer Period to notify us that you want to transfer some or all of your Investment Amount to a new Shield Option(s) or the Fixed Account. Thus, failure to provide such instructions during the Transfer Period will result in an automatic renewal for a period of at least one (1) year.

Shield Options with Higher Shield Rates

In deciding whether to choose a Shield Option with Step Rate Edge with a higher Shield Rate, you should consider that such Shield Options offering higher Shield Rates tend to have lower Edge Rates than Shield Options with lower Shield Rates that have the same index and term. This is because of the additional protection provided by the higher Shield Rates.

Availability of Shield Options

We are not obligated to offer any one particular Shield Option. After the Contract is issued, there will always be at least one Shield Option available although it may not be substantially similar to one of the currently available Shield Options. If we were to offer only one Shield Option, you would be limited to investing in that one Shield Option. If that Shield Option does not meet your investment objectives or financial goals, you could transfer to the Fixed Account, surrender your Contract and/or invest in another investment vehicle. If you surrender your Contract, you might incur taxes, tax penalties or other adjustments. If you invest in another investment vehicle, that investment may have different features, fees, and risks than your Contract. Index-linked annuity contracts are complex insurance and investment vehicles.

Risks Associated with Nasdaq-100 Index®

Because the Nasdaq-100 Index® (Price Return Index) is comprised of a collection of equity securities, the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may increase or decline for reasons directly related to the issuers of the securities.

An Index may be Substituted for Shield Option(s) with Step Rate Edge

We have the right to substitute a comparable index for Shield Options with Step Rate Edge prior to the Term End Date if any Index is discontinued or we determine that our use of such Index should be discontinued, which may be the case if we are no longer licensed to use the Index, the method of calculation of the Index Value is substantially changed, or if Index Values become unavailable for any reason. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced index. The substituted Index may not be acceptable to you. Upon substitution of an Index, we will calculate your Index Performance on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Term End Date. An Index substitution will not change the Shield Rate or Edge Rate for an existing Shield Option. The performance of the new Index may not be as good as the one that is substituted and as a result your Index Performance may have been better if there had been no substitution.

NASDAQ-100 INDEX®

Nasdaq, Inc. requires that the following disclaimer be included in the Brighthouse Shield Level Pay PlusSM Annuity prospectus: Brighthouse Shield Level Pay PlusSM Annuity is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, Inc. with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, Brighthouse Shield Level Pay PlusSM Annuity. The Corporations make no representation or warranty, express or implied to the owners of Brighthouse Shield Level Pay PlusSM Annuity or any member of the public regarding the advisability of investing in securities generally or in Brighthouse Shield Level Pay PlusSM Annuity particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to Brighthouse Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq® without regard to Licensee or Brighthouse Shield Level Pay PlusSM Annuity. Nasdaq® has no obligation to take the needs of the Licensee or the owners of Brighthouse Shield Level Pay PlusSM Annuity into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of Brighthouse Shield Level Pay PlusSM Annuity to be issued or in the determination or calculation of the equation by which Brighthouse Shield Level Pay PlusSM Annuity is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of Brighthouse Shield Level Pay PlusSM Annuity.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF BRIGHTHOUSE SHIELD LEVEL PAY PLUSSM ANNUITY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Nasdaq, Inc. requires that the following disclaimer be included in the Brighthouse Shield Level Pay PlusSM Advisory Annuity prospectus: Brighthouse Shield Level Pay PlusSM Advisory Annuity is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, Inc. with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, Brighthouse Shield Level Pay PlusSM Advisory Annuity. The Corporations make no representation or warranty, express or implied to the owners of Brighthouse Shield Level Pay PlusSM Advisory Annuity or any member of the public regarding the advisability of investing in securities generally or in Brighthouse Shield Level Pay PlusSM Advisory Annuity particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to Brighthouse Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq® without regard to Licensee or Brighthouse Shield Level Pay PlusSM Advisory Annuity. Nasdaq® has no obligation to take the needs of the Licensee or the owners of Brighthouse Shield Level Pay PlusSM Advisory Annuity into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of Brighthouse Shield Level Pay PlusSM Advisory Annuity to be issued or in the determination or calculation of the equation by which Brighthouse Shield Level Pay PlusSM Advisory Annuity is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of Brighthouse Shield Level Pay PlusSM Advisory Annuity.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF BRIGHTHOUSE SHIELD LEVEL PAY PLUSSM ADVISORY ANNUITY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of Brighthouse Life Insurance Company incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

Under the Securities Act of 1933, BLIC has filed with the SEC a registration statement (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits and reference is hereby made to such Registration Statement and exhibits for further information relating to BLIC and the Contracts.

BLIC’S Annual Report on Form 10-K was filed with the SEC on March 1, 2023 via EDGAR File No. 033-03094. The Form 10-K contains information for the period ended December  31, 2022, about BLIC, including audited financial statements for BLIC’s latest fiscal year. The Form 10-K is incorporated by reference into this prospectus. In addition, all documents subsequently filed by BLIC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of the offering, are also incorporated by reference into this prospectus. We are not incorporating by reference any documents or information deemed to have been furnished instead of filed under SEC rules, such as current reports on Form 8-K furnished under Item 2.02 or Item 7.01.

If requested, BLIC will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct your requests to BLIC at 11225 North Community House Road, Charlotte, NC 28277. The telephone number is 1-800-343-8496. You may also access the incorporated reports and other documents at www.brighthousefinancial.com.

BLIC files periodic reports as required under the Exchange Act (including Form 10-K, 10-Q and 8-K). You may also read and copy any materials that BLIC files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:
Accountant’s Fees and Expenses: $3,710
Legal Fees and Expenses: $7,000
Printing Expenses: $1,725
Registration Fee: $0
Item 15. Indemnification of Directors and Officers
Pursuant to applicable provisions of the Registrant’s by-laws or internal corporate policies adopted by the Registrant or its ultimate parent, the directors, officers and other controlling persons of the Registrant who are made or threatened to be made a party to an action or proceeding, may be eligible to obtain indemnification against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred as a result of such action or proceeding. Under the principal underwriting agreement between the Registrant and the Underwriter, the parties have agreed to indemnify each other against certain liabilities and expenses from legal proceedings arising out of the Underwriter’s distribution of the Contracts. BLIC also maintains insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as such.
Item 16. Exhibits
Exhibit
Number
Description
1(a).
Principal Underwriting and Distribution Agreement between Brighthouse Life Insurance Company and Brighthouse Securities, LLC (effective 3-6-17). (Filed as Exhibit 1(a) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
1(b).
Brighthouse Securities, LLC Sales Agreement [Enterprise Selling Agreement 5-17]. (Filed as Exhibit 1(b) with Registration Statement No. 333-217509 on Form S-3 on July 11, 2017 and incorporated herein by reference.)
1(c).
Form of Brighthouse Securities, LLC Sales Agreement [7-19 NY]. (Filed herewith.)
2.
None.
4(a)(1).
Contract [L-22494 (09-12)-AV, L-22494 (09-12) base policy, L-22495 (09/12) CS]. (Filed as Exhibit 4(a) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(a)(2).
Contract [L-22494 (09-12)-AV, L-22494 (09-12) base policy, L-22495 (09/12) CS]. (Filed as Exhibit 4(a) with Registration Statement No. 333-218126 on Form S-3 on May 19, 2017 and incorporated herein by reference.)
4(b).
Fixed Account Rider [L-22496 (09-12)]. (Filed as Exhibit 4(b) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(c).
Death Benefit Rider - Return of Premium [8-ROP-1 (5/17)]. (Filed as Exhibit 4(c) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(d).
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider [L-25005 (09/12)]. (Filed as Exhibit 4(d) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(e).
Waiver of Withdrawal Charge for Terminal Illness Rider [L-22498 (09-12)]. (Filed as Exhibit 4(e) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)

Exhibit
NumberDescription
4(f).
Individual Retirement Annuity Qualification Rider [L-22499 (09/12)]. (Filed as Exhibit 4(f) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(g).
Roth Individual Retirement Annuity (“Roth IRA”) Endorsement [L-22503 (09/12)]. (Filed as Exhibit 4(g) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(h).
Individual Non-Qualified Annuity Endorsement [L-22504 (09/12)]. (Filed as Exhibit 4(h) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(i).
Non-Qualified Annuity Endorsement [MLIU-NQ (11/04)-I]. (Filed as Exhibit 4(i) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(j).
Guaranteed Lifetime Withdrawal Benefit (“GLWB”) Rider [5-4-GLWB-A-2 (11/21)] (Option A). (Filed as Exhibit 4(j) with Registration Statement No. 333-262390 on Form S-3 on January 28, 2022 and incorporated herein by reference.)
4(k).
Guaranteed Lifetime Withdrawal Benefit Rider Schedule [5-4-CGLWB-A-2 (11/21)] (Option A). (Filed as Exhibit 4(k) with Registration Statement No. 333-262390 on Form S-3 on January 28, 2022 and incorporated herein by reference.)
4(l).
Guaranteed Lifetime Withdrawal Benefit (“GLWB”) Rider [5-4-GLWB-B-2 (11/21)] (Option B). (Filed as Exhibit 4(l) with Registration Statement No. 333-262390 on Form S-3 on January 28, 2022 and incorporated herein by reference.)
4(m).
Guaranteed Lifetime Withdrawal Benefit Rider Schedule [5-4-CGLWB-B-2 (11/21)] (Option B). (Filed as Exhibit 4(m) with Registration Statement No. 333-262390 on Form S-3 on January 28, 2022 and incorporated herein by reference.)
4(n).
Step Rate Edge Rider [5-4-SRE-1 (11/22)]. (Filed as Exhibit 4(n) with Registration Statement No. 333- 262390 on Form S-3 on January 13, 2023 and incorporated herein by reference.)
4(o)
Step Rate Edge Contract Schedule [L-22495 (11/22)]. (Filed as Exhibit 4(o) with Registration Statement No. 333-262390 on Form S-3 on January 13, 2023 and incorporated herein by reference.)
4(p)
Guaranteed Lifetime Withdrawal Benefit Rider Schedule [5-4-CGLWB-A-3 (Option A). (Filed as Exhibit 4(p) with Registration Statement No. 333-262390 on Form S-3 on January 13, 2023 and incorporated herein by reference.)
4(q)
Guaranteed Lifetime Withdrawal Benefit Rider Schedule [5-4-CGLWB-B-3 (Option B). Filed as Exhibit 4( q) with Registration Statement No. 333-262390 on Form S-3 on January 13, 2023 and incorporated herein by reference.)
5.
Opinion and Consent of Counsel. (Filed as Exhibit 5 with Registration Statement No. 333-262390 on Form S-3 on July 11, 2022 and incorporated herein by reference.)
8.
None.
15.
None.
22.
None.
23.
Consent of Independent Registered Public Accounting Firm. (Filed herewith.)
24.
Powers of Attorney for Eric Steigerwalt, Myles Lambert, David A. Rosenbaum, Jonathan Rosenthal, Edward A. Spehar, Kristine Toscano and Gianna H. Figaro-Sterling. (Filed herewith.)
25.
None.
96.
None.

Exhibit
NumberDescription
99.
Form of Guaranteed Lifetime Withdrawal Benefit Rider Supplement for Brighthouse Shield® Level Pay Plus Annuity (SLPP-0822). (Filed as Exhibit 99 with Registration Statement No. 333-262390 on Form S-3 on July 11, 2022 and incorporated herein by reference.)
101.
None
107.
Filing Fee Table. (Filed as Exhibit 107 with Registration Statement No. 333-262390 on Form S-3 on July 11, 2022 and incorporated herein by reference.)
Item 17. Undertakings
The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:
1.
To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:
i.
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and
iii.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that Paragraphs 1.i, 1.ii, and 1.iii do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 6, 2023.
BRIGHTHOUSE LIFE INSURANCE COMPANY
(Registrant)
By:/s/ Donald A. Leintz

Donald A. Leintz Vice President
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 6, 2023.
/s/ Eric Steigerwalt* Eric Steigerwalt	Chairman of the Board, President, Chief Executive Officer and a Director
/s/ Myles Lambert* Myles Lambert	Director
/s/ David A. Rosenbaum* David A. Rosenbaum	Director
/s/ Jonathan Rosenthal* Jonathan Rosenthal	Director
/s/ Edward A. Spehar* Edward A. Spehar	Director, Vice President and Chief Financial Officer
/s/ Kristine Toscano* Kristine Toscano	Vice President and Chief Accounting Officer
/s/ Gianna H. Figaro-Sterling* Gianna H. Figaro-Sterling	Vice President and Controller
*By: /s/ Michele H. Abate Michele H. Abate, Attorney-In-Fact April 6, 2023
* Brighthouse Life Insurance Company. Executed by Michele H. Abate, Esquire on behalf of those indicated pursuant to powers of attorney filed herewith.

INDEX TO EXHIBITS
1(c).
Form of Brighthouse Securities, LLC Sales Agreement
23.
Consent of Independent Registered Public Accounting Firm
24.
Powers of Attorney